Exhibit 10.4

ENDOSTIM, INC.

2009 STOCK INCENTIVE PLAN

(as amended through July 7, 2013)

ENDOSTIM, INC.

2009 STOCK INCENTIVE PLAN

i

6. Options	3
A. Type of Option	3
C. Exercise – Elections and Restrictions	4
D. Option Terms	4
E. Successive Option Grants	5
F. Additional Incentive Stock Option Requirements	5

7. Nontransferability of Awards	5

8. Investment Purpose	5

9. Adjustments Upon Changes in Capitalization or Corporation Acquisitions	5

10. Amendment and Termination	6

11. Effectiveness of the Plan	6

12. Time of Granting of an Award	7

13. Term of Plan	7

14. No Right To Employment or Continued Employment	7

15. Choice of Law	7

16. Conflicting Terms	7

17. Captions	7

18. Gender and Number	7

ii

ENDOSTIM, INC.

2009 STOCK INCENTIVE PLAN

1.	Purpose of the Plan.

The purpose of the Plan is to provide the Company with a means to assist in recruiting, retaining and rewarding certain employees, directors, consultants, and independent contractors and to motivate such individuals to exert their best efforts on behalf of the Company by providing incentives through the granting of Awards. By granting Awards to such individuals, the Company expects to better align the interests of the recipients with the Company’s interests.

2.	Definitions.

Unless the context clearly indicates otherwise, the following capitalized terms shall have the meanings set forth below:

A. “Act” means the Securities Exchange Act of 1934, as amended, or any successor thereto.

B. “Affiliate” means any Subsidiary designated by the Board as an Affiliate.

C. “Award” means an a grant under the Plan of an Option.

D. “Award Agreement” means an agreement entered into between the Company and a Participant setting forth the terms and provisions applicable to Awards granted under the Plan.

E. “Board” means the Board of Directors of the Company.

F. “Change in Control” shall be deemed to have occurred if any of the following events shall occur: (i) any person or group directly or indirectly, acquires securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then-outstanding securities; (ii) the stockholders of the Company consummate a merger or consolidation of the Company with any other entity, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iii) the Company consummates the sale of all or substantially all of its assets to any person or group.

G. “Code” means the Internal Revenue Code of 1986, as amended, and the regulations and other guidance promulgated thereunder.

H. “Committee” means the committee described in Section 5.

I. “Company” means EndoStim, Inc., a Delaware corporation.

J. “Fair Market Value” means such reasonable price per share of Stock established by the Committee in good faith from time to time.

K. “Incentive Stock Option” means a stock option which is an incentive stock option within the meaning of Code Section 422.

L. “Non-qualified Stock Option” means a stock option which is not an Incentive Stock Option.

M. “Option” means both an Incentive Stock Option and a Non-Qualified Stock Option.

N. “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, or such other meaning as may be hereafter ascribed to it in Code Section 424.

O. “Participant” means an employee, director, consultant, or independent contractor of the Company or an Affiliate who is selected by the Committee to receive an Award.

P. “Plan” means this EndoStim, Inc. 2009 Stock Incentive Plan.

Q. “Stock” means the common stock, par value of $0.001 per share, of the Company.

R. “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting an Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, or such other meaning as may be hereafter ascribed to it in Code Section 424.

3.	Stock Subject to the Plan.

One million, six hundred thousand (1,600,000) shares of Stock have been allocated to the Plan and will be reserved to satisfy Awards under the Plan. The maximum number of shares of Stock subject to Awards which may be granted during a calendar year to a Participant shall be Fifty Thousand (50,000). The Company may, in its discretion, use shares held in treasury in lieu of authorized but unissued shares. If any Award shall expire or terminate for any reason, the shares subject to the Award shall again be available for the purposes of the Plan. Any shares of Stock which are used by a Participant as full or partial payment to the Company to satisfy a purchase price related to an Award shall again be available for the purposes of the Plan. To the extent any shares subject to an Award are not delivered to a Participant because such shares are used to satisfy an applicable tax withholding obligation, such withheld shares shall again be available for the purposes of the Plan.

4.	Administration.

The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have plenary authority, in its discretion, to determine the individuals to whom, and the time or times at which, Awards shall be granted and the number of shares, if applicable, to be subject to each Award. In making such determinations, the Committee may take into account the nature of services rendered by the respective individuals, their present and potential contributions to the Company’s or Affiliate’s success and such other factors as the Committee, in its discretion, shall deem relevant. Subject to the express provisions of the Plan, the Committee shall also have plenary discretionary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Award Agreements (which need not be identical) and to make all other determinations necessary or advisable for the administration of the Plan. The Committee’s determinations on the matters referred to in this Section 4 shall be conclusive.

5.	Committee.

The Committee shall initially be the Board and thereafter shall be appointed by the Board, which may from time to time appoint members of the Committee in substitution for members previously appointed and may fill vacancies, however caused, in the Committee. The Board shall select one of the Committee members as its Chairman, and shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members present at any meeting at which there is a quorum. Any decision or determination reduced to writing and signed by all of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary, shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

6.	Options.

The Committee, in its discretion, may grant Options which are Incentive Stock Options or Non-qualified Stock Options, as evidenced by the Award Agreement, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

A.	Type of Option. Incentive Stock Options may be granted to any individual classified by the Committee as an employee of the Company, a Parent or a Subsidiary. A Non-Qualified Stock Option may be granted to any individual selected by the Committee who performs services for the Company or an Affiliate.

B.	Option Prices. The purchase price of the Stock under each Option shall not be less than 100% of the Fair Market Value of the Stock at the time of the granting of the Option; provided that, in the case of a Participant who owns more than 10% of the total combined voting power of all classes of stock of the Company, a Parent or a Subsidiary, the purchase price of the Stock under each Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Stock on the date such Option is granted.

C.	Exercise – Elections and Restrictions. The purchase price for an Option is to be paid in full upon the exercise of the Option, either (i) in cash, (ii) in the discretion of the Committee, by the tender to the Company (either actual or by attestation) of shares of Stock already owned by the Participant for a period of at least six months as of the date of tender and registered in his or her name, having a Fair Market Value equal to the cash exercise price of the Option being exercised, (iii) in the discretion of the Committee, by withholding Stock otherwise issuable in connection with the exercise of the Option or (iv) in the discretion of the Committee, by any combination of the payment methods specified in clauses (i), (ii), and (iii) hereof; provided that no shares of Stock otherwise issuable in connection with the exercise of an Incentive Stock Option may be tendered in exercise of an Incentive Stock Option; further provided that no shares of Stock may be tendered in exercise of an Incentive Stock Option if such Stock were acquired by the Participant through the exercise of an Incentive Stock Option unless (a) such shares have been held by the Participant for at least one year and (b) at least two years have elapsed since such prior Incentive Stock Option was granted. Notice of exercise of an Option, accompanied by such payment described above, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance.

D.	Option Terms. The term of each Option shall not be more than ten (10) years from the date of granting thereof or such shorter period as is prescribed in the Award Agreement; provided that, in the case of a Participant who owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, a Parent or a Subsidiary, the term of any Incentive Stock Option shall not be more than five (5) years from the date of granting thereof or such shorter period as prescribed in the Award Agreement. Within such limit, Options will be exercisable at such time or times, and subject to such restrictions and conditions, as the Committee shall, in each instance, approve, which need not be uniform for all Participants. The holder of an Option shall have none of the rights of a stockholder with respect to the shares subject to Option until such shares shall be issued to him or her upon the exercise of his or her Option. Upon exercise of an Option, the Committee shall withhold a sufficient number of shares to satisfy the Company’s minimum required statutory withholding obligations for any taxes incurred as a result of such exercise (based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes); provided that, in lieu of all or part of such withholding, the Participant may pay an equivalent amount of cash to the Company.

E.	Successive Option Grants. As determined by the Committee, successive option grants may be made to any Participant under the Plan.

F.	Additional Incentive Stock Option Requirements. The maximum aggregate Fair Market Value (determined at the time an Option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company, a Parent and a Subsidiary) shall not exceed $100,000. A Participant who disposes of Stock acquired upon the exercise of an Incentive Stock Option either (i) within two years after the date of grant of such Incentive Stock Option or (ii) within one year after the transfer of such shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition.

7.	Nontransferability of Awards.

Unless otherwise determined by the Committee and expressly set forth in an Award Agreement, an Award granted under the Plan shall, by its terms, be non-transferable otherwise than by will or the laws or descent and distribution and an Award may be exercised, if applicable, during the lifetime of the Participant thereof, only by the Participant or his or her guardian or legal representative. Notwithstanding the above, the Committee may not provide in an Award Agreement that an Incentive Stock Option is transferable.

8.	Investment Purpose.

Each Award under the Plan shall be awarded only on the condition that all purchases of Stock thereunder shall be for investment purposes, and not with a view to resale or distribution, except that the Committee may make such provision with respect to Awards granted under this Plan as it deems necessary or advisable for the release of such condition upon the registration with the Securities and Exchange Commission of Stock subject to the Award, or upon the happening of any other contingency warranting the release of such condition.

9.	Adjustments Upon Changes in Capitalization or Corporation Acquisitions.

In the event that the Committee shall determine that any dividend or other similar distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, or exchange of Shares or other securities, the issuance of warrants or other rights to purchase Shares or other securities, or other similar corporate transaction or event affects the Shares with respect to which Awards have been or may be issued under the Plan, such that an adjustment is determined by the Board to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Board shall, in such manner as the Board deems equitable, adjust any or all of (i) the number and type of Shares that thereafter may be made the subject of Awards, (ii) the number and type of Shares subject to outstanding Awards, and (iii) the grant or option price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of any outstanding Award; provided, in each case, that with respect to Incentive Stock Options, no such adjustment shall be authorized to the extent that such adjustment would cause such Options to violate Section 422(b) of the Code or any successor provision (unless otherwise agreed by the Committee and the holder of such option); and provided further, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

In the event of a Change in Control, notwithstanding any other provisions of the Plan or an Award Agreement to the contrary, the Committee may, in its sole discretion, provide for:

(1) Accelerated vesting of any outstanding Awards that are otherwise unexercisable or unvested as of a date selected by the Committee;

(2) Termination of an Award upon the consummation of the Change in Control in exchange for the payment of a cash amount; and/or

(3) Issuance of substitute Awards to substantially preserve the terms of any Awards previously granted under the Plan.

Notwithstanding the foregoing, with respect to each adjustment contemplated by this Section 9, no such adjustment shall be authorized to the extent that such adjustment would cause an Award to violate the provisions of Section 409A of the Code (unless otherwise agreed by the Committee and the holder of such Award).

10.	Amendment and Termination.

The Board may at any time terminate the Plan, or make such modifications to the Plan as it shall deem advisable; provided, however, that the Board may not, without further approval by the holders of Stock, increase the maximum number of shares as to which Awards may be granted under the Plan (except under the anti-dilution provisions of Section 12), or change the class of employees to whom Incentive Stock Options may be granted, or withdraw the authority to administer the Plan from a committee whose members satisfy the requirements of Section 5. No termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted, adversely affect the rights of such Participant under such Award.

11.	Effectiveness of the Plan.

The Plan shall become effective upon adoption by the Board subject, however, to its further approval by the stockholders of the Company given within twelve (12) months of the date the Plan is adopted by the Board at a regular meeting of the stockholders or at a special meeting duly called and held for such purpose. Grants of Awards may be made prior to such stockholder approval but all Award grants made prior to stockholder approval shall be subject to the obtaining of such approval and if such approval is not obtained, such Awards shall not be effective for any purpose.

12.	Time of Granting of an Award.

An Award grant under the Plan shall be deemed to be made on the date on which the Committee, by formal action of its members duly recorded in the records thereof, makes an Award to a Participant (but in no event prior to the adoption of the Plan by the Board); provided that, such Award is evidenced by a written Award Agreement duly executed on behalf of the Company and on behalf of the Participant within a reasonable time after the date of the Committee action.

13.	Term of Plan.

This Plan shall terminate ten (10) years after the date on which it is approved and adopted by the Board and no Award shall be granted hereunder after the expiration of such ten-year period. Awards outstanding at the termination of the Plan shall continue in accordance with their terms and shall not be affected by such termination.

14.	No Right To Employment or Continued Employment.

Nothing in the Plan or in any Award granted pursuant to the Plan shall confer on any individual any right to employment or continued employment with the Company or and Affiliate or interfere in any way with the right of the Company or and Affiliate to terminate his or her employment at any time.

15.	Choice of Law.

The Plan shall, except to the extent not otherwise governed by the Code or the laws of the United States, be governed by and construed in accordance with the laws of the State of Missouri without regard to conflicts of law.

16.	Conflicting Terms.

In the event of any conflict or inconsistency between the Plan and similar provisions of the Award Agreement, the provisions of the Plan shall govern and take precedence over the terms of the Award Agreement.

17.	Captions.

The captions in this Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

18.	Gender and Number.

Any masculine terminology herein shall also include the feminine, and the definition of any term herein in the singular shall also include the plural except when otherwise indicated by the context.

Signature page follows.

IN WITNESS WHEREOF, the Company has adopted this Plan on this 2 day of December, 2009.

EndoStim, Inc.,
a Delaware corporation

By:	/s/ Bevil J. Hogg
Bevil J. Hogg, Chief Executive Officer

EXHIBIT B

Compensation Committee Charter

FIRST AMENDMENT TO THE

ENDOSTIM, INC. 2009 STOCK INCENTIVE PLAN

WHEREAS, Endostim, Inc. (“Endostim”) previously established the Endostim, Inc. 2009 Stock Incentive Plan (“Plan”); and

WHEREAS, Endostim wishes to amend the Plan to permit the exercise of an unvested option granted thereunder in exchange for shares of common stock of the Company which, until the date the Option would have vested, are subject to a right of repurchase by the Company equal to the exercise price of such Option or, if less, the fair market value of such shares upon forfeiture.

NOW, THEREFORE, the Plan is amended, effective immediately, by adding new sub-section (G) to Section 6 the Plan as follows:

“(G) Early Exercise. An Award Agreement may permit an Optionee to exercise an Option before it is vested (“Early Exercise”), subject to the Company’s right to repurchase (“Repurchase Right”) the shares of Stock acquired upon such exercise and such other restrictions as the Company may wish to impose in an Award Agreement. The Company’s Repurchase Right shall lapse at the same time as Optionee’s rights in the Options would have vested had there been no early exercise. The purchase price per share of Stock paid upon the exercise of such Repurchase Right shall be the lesser of the Fair Market Value of a shares of Stock at the time of such exercise of the Repurchase Right or the exercise price originally paid by the Optionee per share of Stock at the time of the Early Exercise.”

IN WITNESS WHEREOF, the foregoing Amendment is adopted on this     day of October, 2010.

Endostim, Inc.

By:	/s/ Bevil J. Hogg
Title:	CEO